UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): April 29, 2013

TELULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23212	36-3885440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

311 South Wacker Drive, Suite 4300, Chicago, Illinois	60606-6622
(Address of Principal Executive Offices)	(Zip Code)

(312) 379-8397
(Registrant's Telephone Number, Including Area Code) ____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on April 29, 2013, Telular Corporation (“Telular”) and Avista Capital Partners (“Avista”) announced that they had entered into a definitive agreement providing for the acquisition of Telular for $12.61 per share net in cash and approximately $18.5 million in assumed net debt, or approximately $253 million in total consideration.  Specifically, Telular has entered into an Agreement and Plan of Merger (the “Merger Agreement”), with ACP Tower Holdings, LLC, a Delaware limited liability company (“Parent”), and ACP Tower Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), each of which is an entity controlled by Avista.  Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Parent has agreed to cause Merger Sub to commence a tender offer (the “Offer”) to purchase all of the outstanding shares of Common Stock, par value $0.01 per share, of Telular (the “Shares”), at a purchase price of $12.61 per share, net to the seller in cash, without interest  (the “Offer Price”) and less any applicable withholding taxes.

The Merger Agreement provides that the Offer will commence as promptly as practicable after the date of the Merger Agreement and will remain open for at least 20 business days.  Completion of the Offer is subject to certain customary conditions including, among other conditions, (i) a number of Shares which, together with the Shares beneficially owned by Parent or Merger Sub (if any), represents at least two-thirds of the Shares outstanding being validly tendered in the Offer and not validly withdrawn, (ii) Parent receiving the debt financing proceeds or the lenders party to the debt commitment letters having unconditionally and irrevocably confirm in writing to parent or Merger Sub that all of the debt financing will be available at the closing of the Offer on the terms and conditions set forth in the debt commitment letters and (iii) any applicable waiting period (or extensions thereof) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, relating to the Offer expiring and the Federal Communications Commission (the “FCC”) releasing public notice for its grant of approval for the transfer of control to Parent of any authorization(s) issued by the FCC to the Company or its Subsidiaries.

Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into Telular (the “Merger”), with Telular surviving as a wholly-owned subsidiary of Parent. The parties expect that, after the purchase of the Shares tendered in the Offer and after giving effect to any Shares issued in connection with the exercise of the Top-Up Option, Merger Sub will own at least 90% of the outstanding Shares and will effect the Merger by way of a “short-form” merger under Delaware law without a meeting of Telular’s stockholders. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Merger Sub, Telular, any subsidiary of Telular and any stockholder who has properly demanded and perfected appraisal rights under Delaware law) will be cancelled and converted into the right to receive an amount equal to the Offer Price.

In connection with the execution of the Merger Agreement, SunTrust Robinson Humphrey, Inc. provided a debt commitment letter to Parent, committing to lend certain amounts to Parent for the purpose of funding the transactions contemplated by the Merger Agreement.

Top-Up Option

Telular has granted Merger Sub an irrevocable, one-time option (the “Top-Up Option”) to purchase up to a number of Shares that, when added to the number of Shares owned by Parent and its subsidiaries at the time of such exercise, constitutes at least one Share more than 90% of the Shares outstanding immediately after such exercise on a fully diluted basis (assuming conversion or exercise of all derivative securities convertible or exercisable into Shares regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof), subject to applicable law and there being a sufficient number of authorized Shares available for issuance.  The Top-Up Option is exercisable only after the Shares have been purchased pursuant to the Offer.  Merger Sub will pay the Offer Price for each Share acquired upon exercise of the Top-Up Option.

Go-Shop and No-Shop Provisions

The Merger Agreement provides for a customary 30-day “go-shop” period that ends on May 29, 2013 (the “Solicitation Period End Date”).  During this period, Telular and its subsidiaries, and their respective representatives, may (under the direction of Telular’s board of directors (the “Board”)), among other things, initiate and solicit, and participate in any discussions or negotiations relating to, alternative acquisition proposals.  After the Solicitation Period End Date, Telular may continue to negotiate through May 8, 2013 (the “Cut-Off Date”) with certain third parties who made written alternative acquisition proposals prior to the Solicitation Period End Date (such third parties, “Excluded Parties”) that the Board has determined in good faith, after consultation with outside counsel and its financial advisors, is or would reasonably be expected to lead to a “Superior Proposal” (which is generally defined to refer to a written acquisition proposal that is reasonably likely to be consummated and is more favorable from a financial point of view to the Company’s stockholders than the transactions contemplated by the Merger Agreement) but only for so long as such third party is an Excluded Party.

The Merger Agreement also includes a customary “no-shop” provision.  Under that provision, after the Cut-Off Date (with respect to Excluded Parties) and after the Solicitation Period End Date (with respect to all other third parties), the Merger Agreement prohibits Telular from soliciting or initiating discussions with third parties regarding alternative acquisition proposals and Telular has agreed to certain restrictions on its ability to respond to such proposals, subject to the Board’s fulfillment of its fiduciary duties in accordance with the provisions of the Merger Agreement.

Other Terms

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type.  The Merger Agreement also contains certain termination rights for Telular and Parent.  If, among other circumstances, Telular or Parent terminates the Merger Agreement on or before the Cut-Off Date as the result of actions taken pursuant to the go-shop provisions of the Merger Agreement, Telular will be required to pay to Parent a termination fee of approximately $4.1 million.  If the Merger Agreement is terminated under certain other circumstances, Telular will be required to pay to Parent a termination fee of approximately $8.2 million.  In addition, if Telular terminates the Merger Agreement under certain circumstances relating to a breach by Parent of its representations, warranties and covenants in the Merger Agreement or Merger Sub’s failure to consummate the Offer when required to do so, Parent will be required to pay to Telular a termination fee of approximately $14.1 million.

The Merger Agreement

The Merger Agreement is attached to provide Telular’s stockholders with information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Telular in Telular's public reports filed with the Securities and Exchange Commission (the “SEC”).  In particular, the Merger Agreement and this summary of terms are not intended to be, and should not be relied upon as, disclosures regarding any facts or circumstances relating to Telular or Parent.  The representations and warranties have been negotiated with the principal purpose of (i) establishing the circumstances under which Merger Sub may have the right not to consummate the Offer, or Parent or Telular may have the right to terminate the Merger Agreement, and (ii) allocating risk between the parties, rather than establishing matters as facts.  The representations and warranties may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

The foregoing description of the Offer, Merger and Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated in this report by reference.

NOTICES

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the parties make the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this report include, among others: uncertainties as to the ability to successfully complete the acquisition in accordance with its terms and in accordance with expected schedule; the possibility that competing offers will be made; the possibility that various closing conditions for the acquisition may not be satisfied or waived, including the tender of at least two-thirds of the outstanding shares of Telular common stock or that a governmental entity may prohibit or refuse to grant any approval required for the consummation of the acquisition; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this report, which speak only as of the date hereof. Neither Telular nor Avista undertakes to update any of these statements in light of new information or future events, except as required by law.

About the Tender Offer

The tender offer for the outstanding common stock of Telular has not yet commenced. The foregoing is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, ACP Tower Merger Sub, Inc., a Delaware corporation, will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (SEC), and Telular will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer to purchase shares of Telular common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement, as each may be amended from time to time, will contain important information that should be read carefully by Telular’s stockholders before any decision is made with respect to the tender offer. These materials will be sent free of charge to all of Telular’s stockholders when available. A free copy of the tender offer statement and the solicitation/recommendation statement will also be made available to all stockholders of Telular at www.telular.com or by contacting Telular at 311 South Wacker Drive, Suite 4300, Chicago, IL 60606 or by phone at 800-835-8527. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) will be available at no charge on the SEC’s website: www.sec.gov.

TELULAR STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2013, among Telular Corporation, ACP Tower Holdings, LLC and ACP Tower Merger Sub, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELULAR CORPORATION
Date: April 30, 2013	By:	/s/ Joseph A. Beatty
Joseph A. Beatty President and Chief Executive Officer

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 29, 2013, among Telular Corporation, ACP Tower Holdings, LLC and ACP Tower Merger Sub, Inc.